Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO Callie A. Tomasso, Investor Relations (561) 627-7171

March 3, 2021
DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2021 FOURTH QUARTER AND ANNUAL RESULTS

Palm Beach Gardens, Florida, March 3, 2021 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended January 30, 2021.

Fourth Quarter Fiscal 2021 Highlights

•Contract revenues of $750.7 million for the quarter ended January 30, 2021, compared to $737.6 million for the quarter ended January 25, 2020. Contract revenues decreased 6.2% on an organic basis after excluding $5.7 million in contract revenues from storm restoration services and adjusting for the additional week of operations during the quarter ended January 30, 2021 as a result of the Company’s 52/53 week fiscal year.

•Non-GAAP Adjusted EBITDA of $45.7 million, or 6.1% of contract revenues, for the quarter ended January 30, 2021, compared to $44.5 million, or 6.0% of contract revenues, for the quarter ended January 25, 2020.

•On a GAAP basis, net loss was $4.2 million, or a loss of $0.13 per common share, for the quarter ended January 30, 2021, compared to net loss of $11.2 million, or a loss of $0.35 per common share, for the quarter ended January 25, 2020. Non-GAAP Adjusted Net Loss was $2.3 million, or a loss of $0.07 per common share, for the quarter ended January 30, 2021, compared to Non-GAAP Adjusted Net Loss of $7.2 million, or a loss of $0.23 per common share, for the quarter ended January 25, 2020.

•As of January 30, 2021, the Company had cash and equivalents of $11.8 million, borrowings on its revolving line of credit of $105.0 million, $421.9 million of term loans outstanding and $58.3 million aggregate principal amount of 0.75% convertible senior notes due September 2021 (the “Notes”) outstanding.

•During the quarter ended January 30, 2021, the Company repurchased 1,324,381 common shares in open market transactions for $100.0 million at an average price of $75.51 per share. As of January 30, 2021, the Company had 30,615,167 shares outstanding, excluding the dilutive effect of stock options and unvested restricted stock.

Fiscal 2021 Highlights

•Contract revenues of $3.199 billion for the fiscal year ended January 30, 2021, compared to $3.340 billion for the fiscal year ended January 25, 2020. Contract revenues for the fiscal year ended January 30, 2021 decreased 6.1% on an organic basis after excluding contract revenues from storm restoration services and adjusting for the additional week of operations during the quarter ended January 30, 2021 as a result of the Company’s 52/53 week fiscal year. Contract revenues from storm restoration services were $14.6 million and $4.7 million for the fiscal years ended January 30, 2021 and January 25, 2020, respectively.

•Non-GAAP Adjusted EBITDA of $311.0 million, or 9.7% of contract revenues, for the fiscal year ended January 30, 2021, compared to $299.1 million, or 9.0% of contract revenues, for the fiscal year ended January 25, 2020. Non-GAAP Adjusted EBITDA for the fiscal year ended January 25, 2020 excludes $11.0 million of income before taxes reflecting the net benefit of a contract modification.

•On a GAAP basis, net income was $34.3 million, or $1.07 per common share diluted, for the fiscal year ended January 30, 2021, compared to $57.2 million, or $1.80 per common share diluted, for the fiscal year ended January 25, 2020.

Non-GAAP Adjusted Net Income was $81.4 million, or $2.54 per common share diluted, for the fiscal year ended January 30, 2021, compared to $65.1 million, or $2.05 per common share diluted, for the fiscal year ended January 25, 2020.

Outlook

For the quarter ending May 1, 2021, as compared sequentially to the quarter ended January 30, 2021, the Company expects contract revenues to range from in-line to modestly lower and Non-GAAP Adjusted EBITDA as a percentage of contract revenues to range from in-line to modestly higher. The Company believes the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and could affect its ability to achieve these expected financial results.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2021 fourth quarter results on Wednesday, March 3, 2021 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (833) 519-1313 (United States) or (914) 800-3879 (International) with the conference ID 2407007, ten minutes before the conference call begins. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending May 1, 2021 found under the “Outlook” section of this release. These statements are subject to change. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company’s business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, the Company’s ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 30, 2021	January 25, 2020
ASSETS
Current assets:
Cash and equivalents	$11,770	$54,560
Accounts receivable, net	858,123	817,245
Contract assets	197,110	253,005
Inventories	70,849	98,324
Income tax receivable	1,706	3,168
Other current assets	29,072	31,991
Total current assets	1,168,630	1,258,293

Property and equipment, net	273,960	376,610
Operating lease right-of-use assets	63,179	69,596
Goodwill and other intangible assets, net	391,807	465,694
Other	46,589	47,438
Total assets	$1,944,165	$2,217,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$158,966	$119,612
Current portion of debt	81,722	22,500
Contract liabilities	14,101	16,332
Accrued insurance claims	41,736	38,881
Operating lease liabilities	24,769	26,581
Income taxes payable	6,387	344
Other accrued liabilities	120,809	98,775
Total current liabilities	448,490	323,025

Long-term debt	501,562	844,401
Accrued insurance claims - non-current	70,224	56,026
Operating lease liabilities - non-current	38,359	43,606
Deferred tax liabilities, net - non-current	47,650	75,527
Other liabilities	26,572	6,442
Total liabilities	1,132,857	1,349,027

Total stockholders’ equity	811,308	868,604
Total liabilities and stockholders’ equity	$1,944,165	$2,217,631

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 30, 2021	January 25, 2020	January 30, 2021	January 25, 2020
Contract revenues	$750,665	$737,603	$3,199,165	$3,339,682

Costs of earned revenues, excluding depreciation and amortization[1,2]	645,476	633,203	2,641,989	2,779,730
General and administrative[3,4]	63,898	60,976	259,770	254,590
Depreciation and amortization	43,584	46,615	175,897	187,556
Goodwill impairment charge[5]	—	—	53,264	—
Total	752,958	740,794	3,130,920	3,221,876

Interest expense, net[6]	(4,651)	(12,620)	(29,671)	(50,859)
Gain (loss) on debt extinguishment[7]	—	(76)	12,046	(76)
Other income, net	676	554	8,597	11,665
(Loss) income before income taxes	(6,268)	(15,333)	59,217	78,536

(Benefit) provision for income taxes[8]	(2,073)	(4,144)	24,880	21,321

Net (loss) income	$(4,195)	$(11,189)	$34,337	$57,215

(Loss) earnings per common share:

Basic (loss) earnings per common share	$(0.13)	$(0.35)	$1.08	$1.82

Diluted (loss) earnings per common share	$(0.13)	$(0.35)	$1.07	$1.80

Shares used in computing (loss) earnings per common share:
Basic	31,445,075	31,549,417	31,665,183	31,498,474

Diluted	31,445,075	31,549,417	32,090,578	31,821,782

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH (DECLINE) %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Additional week of revenue as a result of the Company's 52/53 week fiscal year	Non-GAAP - Organic Contract Revenues	GAAP - Organic Growth (Decline) %	Non-GAAP - Organic (Decline) %
Quarter Ended January 30, 2021[9]	$750,665	$(5,693)	$(53,212)	$691,760	1.8%	(6.2)%

Quarter Ended January 25, 2020	$737,603	$—	$—	$737,603

Fiscal Year Ended January 30, 2021[9]	$3,199,165	$(14,587)	$(53,212)	$3,131,366	(4.2)%	(6.1)%

Fiscal Year Ended January 25, 2020	$3,339,682	$(4,716)	$—	$3,334,966

NET (LOSS) INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 30, 2021	January 25, 2020	January 30, 2021	January 25, 2020
Reconciliation of net (loss) income to Non-GAAP Adjusted EBITDA:
Net (loss) income	$(4,195)	$(11,189)	$34,337	$57,215
Interest expense, net	4,651	12,620	29,671	50,859
(Benefit) provision for income taxes	(2,073)	(4,144)	24,880	21,321
Depreciation and amortization expense	43,584	46,615	175,897	187,556
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	41,967	43,902	264,785	316,951
Gain on sale of fixed assets	(819)	(1,094)	(10,026)	(14,879)
Stock-based compensation expense	2,281	1,584	12,771	10,034
Charges for a wage and hour litigation settlement[1]	2,254	—	2,254	—
Goodwill impairment charge[5]	—	—	53,264	—
(Gain) loss on debt extinguishment[7]	—	76	(12,046)	76
Recovery of previously reserved accounts receivable and contract assets[4]	—	—	—	(10,345)
Charge for warranty costs[2]	—	—	—	8,200
Non-GAAP Adjusted EBITDA	$45,683	$44,468	$311,002	$310,037
Non-GAAP Adjusted EBITDA % of contract revenues	6.1%	6.0%	9.7%	9.3%

Non-GAAP Adjusted EBITDA, excluding contract modification[10]				$299,076
Non-GAAP Adjusted EBITDA, excluding contract modification % of contract revenues[10]				9.0%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET (LOSS) INCOME, NON-GAAP ADJUSTED NET (LOSS) INCOME, DILUTED (LOSS) EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED (LOSS) EARNINGS PER COMMON SHARE

	Quarter	Quarter	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	January 30, 2021	January 25, 2020	January 30, 2021	January 25, 2020
Reconciliation of net (loss) income to Non-GAAP Adjusted Net (Loss) Income:
Net (loss) income	$(4,195)	$(11,189)	$34,337	$57,215

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	710	5,097	7,441	20,112
Charges for a wage and hour litigation settlement[1]	2,254	—	2,254	—
Gain on debt extinguishment[7]	—	—	(12,046)	—
Goodwill impairment charge[5]	—	—	53,264	—
Charge for warranty costs[2]	—	—	—	8,200
Recovery of previously reserved accounts receivable and contract assets[4]	—	—	—	(10,345)

Tax Adjustments:
Tax impact for the vesting and exercise of share-based awards	(255)	255	(497)	1,056
Tax effect from net operating loss carryback under enacted CARES Act[8]	—	—	(2,631)	—
Tax impact related to previous tax year filing[8]	—	—	—	1,092
Tax impact of pre-tax adjustments	(815)	(1,402)	(702)	(4,941)
Total adjustments, net of tax	1,894	3,950	47,083	15,174

Non-GAAP Adjusted Net (Loss) Income	$(2,301)	$(7,239)	$81,420	$72,389

Non-GAAP Adjusted Net Income, excluding contract modification[10]				$65,138

Reconciliation of diluted (loss) earnings per common share to Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share:
GAAP diluted (loss) earnings per common share	$(0.13)	$(0.35)	$1.07	$1.80
Total adjustments, net of tax	0.06	0.13	1.47	0.48
Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share	$(0.07)	$(0.23)	$2.54	$2.27

Non-GAAP Adjusted Diluted Earnings per Common Share, excluding contract modification[10]				$2.05

Shares used in computing Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share	31,445,075	31,549,417	32,090,578	31,821,782

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, the quarter ended January 30, 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue (decline) growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic (decline) growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net (loss) income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net (Loss) Income - GAAP net (loss) income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net (Loss) Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share - Non-GAAP Adjusted Net (Loss) Income divided by weighted average diluted shares outstanding. Diluted shares used in the calculation of GAAP loss per common share and Non-GAAP Adjusted Loss per Common Share for the quarters ended January 30, 2021 and January 25, 2020 exclude common stock equivalents related to share-based awards as their effect would be anti-dilutive.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding long-term debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net (Loss) Income and Non-GAAP Adjusted Diluted (Loss) Earnings per Common Share:

•Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Charges for a wage and hour litigation settlement - During the fiscal year ended January 30, 2021, the Company incurred a $2.3 million pre-tax charge in the fourth quarter for a wage and hour litigation settlement. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Goodwill impairment charge - During the fiscal year ended January 30, 2021, the Company incurred a goodwill impairment charge in the first quarter of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Gain (loss) on debt extinguishment - During the fiscal year ended January 30, 2021, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of Notes for $371.4 million, including interest and fees. Additionally, during the fiscal year ended January 25, 2020 the Company incurred a pre-tax charge of approximately $0.1 million for extinguishment of debt in connection with the purchase of $25.0 million aggregate principal amount of Notes for $24.3 million, including interest and fees. Management believes excluding the gain (loss) on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Charge for warranty costs - During the fiscal year ended January 25, 2020, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Recovery of previously reserved accounts receivable and contract assets - During the fiscal year ended January 25, 2020, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - For the fiscal year ended January 30, 2021, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of previous tax year filing - During the fiscal year ended January 25, 2020, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 During the fiscal year ended January 30, 2021, the Company incurred a $2.3 million pre-tax charge in the fourth quarter for a wage and hour litigation settlement.
2 During the fiscal year ended January 25, 2020, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.
3 Includes stock-based compensation expense of $2.3 million and $1.6 million for the quarters ended January 30, 2021 and January 25, 2020, respectively, and $12.8 million and $10.0 million for the fiscal years ended January 30, 2021 and January 25, 2020, respectively.
4 During the fiscal year ended January 25, 2020, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.
5 The Company incurred a goodwill impairment charge of $53.3 million during the fiscal year ended January 30, 2021 for a reporting unit that performs installation services inside third party premises.
6 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $0.7 million and $5.1 million for the quarters ended January 30, 2021 and January 25, 2020, respectively, and $7.4 million and $20.1 million for the fiscal years ended January 30, 2021 and January 25, 2020, respectively.
7 During the fiscal year ended January 30, 2021, the Company purchased $401.7 million aggregate principal amount of its Notes for $371.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net gain on debt extinguishment of $12.0 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
During the quarter ended January 25, 2020, the Company purchased $25.0 million aggregate principal amount of 0.75% Convertible Senior Notes due September 2021 (the “Notes”) for $24.3 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net loss on debt extinguishment of $0.1 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
8 For the quarter and fiscal year ended January 30, 2021, the provision for income taxes includes $0.3 million and $0.5 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. Additionally, for the fiscal year ended January 30, 2021, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted CARES Act. For the quarter and fiscal year ended January 25, 2020, the provision for income taxes includes $0.3 million and $1.1 million, respectively, of income tax expense for the vesting and exercise of share-based awards. Additionally, for the fiscal year ended January 25, 2020, the provision for income taxes includes $1.1 million of income tax expense related to a previous tax year filing.
9 The Company has a 52/53 week fiscal year. The fiscal year ended January 25, 2020 contains 52 weeks, while the quarter and fiscal year ended January 30, 2021 contains an additional week of operations. The Non-GAAP adjustment for the additional week of operations is calculated for the quarter ended January 30, 2021 as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
10 During the fiscal year ended January 25, 2020, the Company entered into a contract modification in the second quarter that increased revenue produced by a large customer program. As a result, the Company recognized $11.8 million of contract revenues for services performed in prior periods, $0.8 million of related performance-based compensation expense, and $1.0 million of stock-based compensation. On an after-tax basis, these items contributed approximately $7.3 million to net income, or $0.23 per common share diluted, for the fiscal year ended January 25, 2020. These amounts are excluded from the calculations of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share for the fiscal year ended January 25, 2020.